                                                                   EXHIBIT 10.18

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk ("[****]") to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

                              AMENDED AND RESTATED

                                    LICENSE &

                               TECHNOLOGY TRANSFER

                                    AGREEMENT

                                 BY AND BETWEEN

                              EVERGREEN SOLAR, INC.

                                       AND

                                   EVERQ GMBH

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS
   1.1  CONSTRUCTION
   1.2  DEFINITIONS

ARTICLE 2 RIGHTS AND LICENSES
   2.1  E LICENSE GRANT TO VENTURECO
   2.2  VENTURECO LICENSE GRANT TO E
   2.3  RESERVATION OF RIGHTS; NO IMPLIED LICENSES

ARTICLE 3 TECHNOLOGY TRANSFER
   3.1  QUARTERLY MEETINGS
   3.2  DELIVERY OF TECHNICAL DELIVERABLES
   3.3  COPIES
   3.4  [****]

ARTICLE 4 CONSIDERATION AND PAYMENT
   4.1  ROYALTY
   4.2  ROYALTY EVALUATION BY EXPERTS
   4.3  TAX AUTHORITY CHALLENGES
   4.4  ROYALTY CALCULATIONS
   4.5  PAYMENT
   4.6  CURRENCY
   4.7  TAXES
   4.8  AUDIT
   4.9  SEPARATE AGREEMENTS
   4.10 PROSPECTIVE BASIS
   4.11 WAIVER

ARTICLE 5 INTELLECTUAL PROPERTY RIGHTS
   5.1  OWNERSHIP
   5.2  ENFORCEMENT OF JOINTLY OWNED INTELLECTUAL PROPERTY RIGHTS
   5.3  THIRD PARTY LICENSES
   5.4  FURTHER COOPERATION

ARTICLE 6 WARRANTIES
   6.1  REPRESENTATIONS AND WARRANTIES
   6.2  REMEDY
   6.3  DISCLAIMER

September 28 06 FINAL

                                TABLE OF CONTENTS

ARTICLE 7 CONFIDENTIAL INFORMATION
   7.1  CONFIDENTIAL INFORMATION

ARTICLE 8 TERM
   8.1  TERM
   8.2  SPECIAL TERMINATION RIGHT
   8.3  EFFECT OF TERMINATION

ARTICLE 9 GENERAL PROVISIONS
   9.1  LIMITATION OF LIABILITY
   9.2  NOTICES
   9.3  LANGUAGE
   9.4  AMENDMENTS AND WAIVERS
   9.5  ASSIGNMENT
   9.6  ENTIRE AGREEMENT; SEVERABILITY
   9.7  OTHER REMEDIES; SPECIFIC PERFORMANCE
   9.8  GOVERNING LAW AND DISPUTE RESOLUTION
   9.9  COMPLIANCE WITH LAWS AND REGULATIONS
   9.10 EXPORT
   9.11 FORCE MAJEURE
   9.12 INDEPENDENT CONTRACTORS
   9.13 THIRD PARTY BENEFICIARIES
   9.14 COUNTERPARTS
   9.15 CONDITION

September 28 FINAL

                              AMENDED AND RESTATED
                                    LICENSE &
                               TECHNOLOGY TRANSFER
                                    AGREEMENT

     This Amended and Restated License & Technology Transfer Agreement (this "AGREEMENT") is made by and between Evergreen Solar, Inc., a Delaware corporation ("E"), and EverQ GmbH, a limited liability company (GmbH), incorporated under the laws of the Federal Republic of Germany ("VENTURECO" or "EverQ"), as of the Effective Date. E and VentureCo are hereinafter referred to individually by their respective names or as "PARTY" and collectively as "PARTIES."

                                    RECITALS:

     WHEREAS, E, Q Cells AG ("Q") and Renewable Energy Corporation ("REC") have entered into that certain Master Joint Venture Agreement (Notarial Deed nr. 287/2005 of the Berlin notary public Dr. Rudolf von Hanstein, the "MASTER AGREEMENT") which is deemed to be incorporated into this Agreement where this Agreement refers to the Master Agreement (and remains incorporated notwithstanding termination of the Master Agreement), pursuant to which, among other things, the Parties have agreed to enter this Agreement;

     WHEREAS, Q and VentureCo have entered into that certain License and Technology Transfer Agreement By and Between Q-Cells AG and EverQ GmbH (the "Q LICENSE AGREEMENT");

     WHEREAS, REC and VentureCo have entered into that certain License and Technology Transfer Agreement By and Between Renewable Energy Corporation and EverQ GmbH (the "REC LICENSE AGREEMENT");

     WHEREAS, E and VentureCo have entered that certain License & Technology Transfer Agreement ("PRIOR AGREEMENT");

     WHEREAS, E and VentureCo wish to amend the Prior Agreement and agree that this Agreement shall supersede and replace the Prior Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     1.1 Construction. Capitalized terms not defined herein shall have the meanings set forth in the Master Agreement. The interpretation of this Agreement shall be governed by those principles set forth in SECTION 1.2 (Headings and Other Interpretation) of the Master Agreement.

     1.2 Definitions. As used herein:

     "ADDED VALUE" means increased value through sale of a Licensed Product attributable to [****] incorporated into or used to manufacture that Licensed Product, for example, [****]. The "Added Value" is determined by comparison of [****].

     "DIRECT PRODUCTION COSTS" means all [****] required for the production of a Licensed Product, and [****] associated with manufacturing a Licensed Product incorporating MNIP.

     "COST SAVINGS" means the aggregate reduction of Total Production Costs of a Licensed Product attributable to [****] incorporated into or used to manufacture that Licensed Product. Any change in yields and conversion efficiencies shall be taken into account in determining the "Cost Savings." The "Cost Savings" is determined by comparison of [****] in manufacture of the Licensed Products, or determined by comparison to another agreed [****]. If royalty payments are based on a royalty determined under Section 4.1(f) (Alternative Royalty Rate Calculation Based on MNIP), then each quarter the "Cost Savings" will be calculated by comparing [****] to the agreed [****]. The mechanism for defining such [****] will not change during the term of the royalty payments, but the [****].

     "EFFECTIVE DATE" means [****].

     "E IP" means the E Technology and E Intellectual Property Rights.

     "E INTELLECTUAL PROPERTY RIGHTS" means all Intellectual Property Rights owned or Licensable by E or its Affiliates during the Initial Period and (with respect to certain MNIP and other Intellectual Property Rights as described in this Agreement) [****] Post Termination Period, that relate to the manufacture, production, assembly, use or sale of Licensed Products, or which would, without the licenses herein, be infringed or violated by the operation of VentureCo's business or its commercialization of products as contemplated in the Master Agreement. "E INTELLECTUAL PROPERTY RIGHTS" includes those Intellectual Property Rights listed in PART 1 OF EXHIBIT A and (once available for commercial use), in
PART 2 OF EXHIBIT A but excludes those Intellectual Property Rights listed in
PART 3 OF EXHIBIT A ("EXCLUDED E INTELLECTUAL PROPERTY RIGHTS"). For the avoidance of doubt, "E INTELLECTUAL PROPERTY RIGHTS" excludes (i) MNIP offered to VentureCo but which it has elected not to license, (ii) other Intellectual Property Rights for improvements or other inventions that are made after the [****] Post Termination Period (except to the extent regulated in the context of support services to VentureCo pursuant to an applicable agreement), and (iii) in the event of an acquisition of E, Intellectual Property Rights of the acquirer of E.

     "E TECHNICAL DELIVERABLES" means any reasonably available documentation, records and other tangible items constituting E Technology and E Intellectual Property Rights, including any such items specified in Part 1 of Exhibit A.

     "E TECHNOLOGY" means all Technology owned or Licensable by E or its Affiliates during the Initial Period and (with respect to certain MNIP and other Technology as described in this Agreement) [****] Post Termination Period, that relates to the manufacture, production, assembly, use or sale of Licensed Products and the operation of VentureCo's business and commercialization of products as contemplated in the Master Agreement. "E TECHNOLOGY" includes Technology relating to items described in PART 1 OF EXHIBIT A ("INCLUDED E TECHNOLOGY") and (once available for commercial use) relating to MNIP described in PART 2 OF EXHIBIT A, but excludes Technology relating to items described in
PART 3 OF EXHIBIT A ("EXCLUDED E TECHNOLOGY"). For the avoidance of doubt, E Technology excludes (i) MNIP offered to VentureCo but which it has elected not to license, (ii) other Technology created after the [****] Post Termination Period (except to the extent regulated in the context of support services to VentureCo pursuant to an applicable agreement), and (iii) in the event of an acquisition of E, Intellectual Property Rights of the acquirer of E.

     "EXCLUDED E TECHNOLOGY" has the meaning set forth in SECTION 1.2 (Definitions - E Technology).

     "INITIAL PERIOD" means the time period commencing on the License Effective Date and ending on the Termination Date.

     "INTELLECTUAL PROPERTY RIGHTS" means all rights in, to, or arising out of:
(i) any Patents; (ii) inventions, discoveries (whether patentable or not in any country), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology and technical data; (iii) copyrights, copyright registrations, mask works, mask work registrations, and applications therefor in any country, and all other rights corresponding thereto throughout the world; and (iv) any other proprietary rights in or to Technology anywhere in the world.

     "JOINTLY OWN" has the meaning set forth in SECTION 5.1(a)(i) (Definition).

     "LICENSABLE" means possession of the ability to grant a license or sublicense of, or within, the scope provided for in this Agreement without payment of any fee to, or violating the terms of any agreement or other arrangements with a Third Party and without violating any applicable laws, rules or regulations.

     "LICENSE EFFECTIVE DATE" means the Effective Date.

     "LICENSED PRODUCTS" means Wafers, Cells, and/or Modules, as the case may be, in which the Wafers are made using String Ribbon Technology.

     "LICENSED PRODUCTS REVENUE" means the cumulative Net Sales Price for all Licensed Products Sold in the respective period.

     "MARKET RATE" means [****].

     "MATERIAL NEW IP" or "MNIP" means Intellectual Property Rights and Technology developed or Licensable by E only after the License Effective Date [****]. Notwithstanding anything to the contrary, MNIP shall not include any Excluded E Intellectual Property Rights or, in the event of an acquisition of E, Intellectual Property Rights of the acquirer of E. In general Intellectual Property Rights and Technology that are legally protectible and reduce Total Production Costs of Licensed Products by, or provide an Added Value of, [****]; provided, however, that MNIP may include Property Rights and Technology not meeting such criteria to the extent that it nevertheless provides a substantial and material benefit.

     "NET SALES PRICE" means, (i) for arm's length Sales for fair value, the average gross revenue received by VentureCo in the period for Sales of the Licensed Products, accounted for in accordance with generally accepted accounting principles, less any deduction for discounts, returns, freight, insurance, taxes, and duties and (ii) for Sales other than arm's length Sales for fair value, the greater of (a) the net average selling price of the same or most nearly same Licensed Product and (b) the average gross revenue for such Sales less any deduction for discounts, returns, freight, insurance, taxes, and duties in accordance with generally accepted accounting principles.

     "PATENTS" means any German, international or foreign patent or any application therefor and any and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

     "POST TERMINATION PERIOD" means the time period commencing immediately after the Termination Date. "[****] POST TERMINATION PERIOD" means the [****] period commencing immediately after the Termination Date.

     "REGISTERED E INTELLECTUAL PROPERTY RIGHTS" means all E Intellectual Property Rights (including Patents) that have been registered, filed, issued or otherwise perfected or recorded with or by any state, government or other public or quasi-public legal authority, including any applications for filings for any such rights.

     "SOLD" or "SELL" means any direct or indirect disposition, by sale, lease, use or otherwise, of a Licensed Product.

     "STRING RIBBON" means [****].

     "TECHNOLOGY" means information and technology in tangible and/or intangible form and materials, embodiments, implementations or improvements of any technology, including, but not limited to: software, media, data collections, databases, techniques, methods, processes, formulae, systems, hardware, equipment, prototypes, proofs of concept, apparatuses, hardware, software, algorithms, files, routines, documents, designs, drawings, plans, specifications and the like.

     "TERMINATION DATE" means the earlier of the date on which the Master Agreement or this Agreement is terminated in accordance with its terms.

     "TOTAL PRODUCTION COSTS" means the total of the [****] and [****] to the extent such [****] is directly associated with the respective product.

     "VENTURECO INTELLECTUAL PROPERTY RIGHTS" means all Intellectual Property Rights developed and owned (solely or jointly) by VentureCo that relate to or which would, without the licenses set forth herein, be infringed or violated by making, using, selling, importing or otherwise exploiting Wafers, Cells and Modules.

     "VENTURECO IP" means VentureCo Technology and VentureCo Intellectual Property Rights.

     "VENTURECO TECHNOLOGY" means all technology developed and owned (solely or jointly) by VentureCo that relates to the making, using, selling, importing or other exploiting Wafers, Cells and Modules.

                                   ARTICLE 2

                              RIGHTS AND LICENSES

     2.1 E License Grant to VentureCo. Subject to the terms and conditions of this Agreement, E hereby grants and agrees to grant to VentureCo, effective upon the License Effective Date, a world-wide, non-exclusive, non-transferable, perpetual, irrevocable, fully paid up and royalty-free (except as provided in ARTICLE 4 (Consideration and Payment)) license, without the right to sublicense, under the E Intellectual Property Rights, to make (but not have made), use, sell, offer for sale, import or otherwise commercialize or exploit Licensed Products, to use the E Technology in connection with the foregoing, and to otherwise operate VentureCo and commercialize its products as contemplated in the Master Agreement. It is understood that the foregoing license to VentureCo includes, without limitation, the right to change and make improvements and extensions to the E Technology. Furthermore, it is understood that VentureCo shall have the right to commercially exploit such changes and improvements in accordance with such license.

     2.2 VentureCo License Grant to E. VentureCo hereby grants and agrees to grant to E a world-wide, non-exclusive, non-transferable (except pursuant to SECTION 9.5 (Assignment)), perpetual, irrevocable, fully paid up, royalty-free, fully sublicensable, license, under the VentureCo Intellectual Property Rights developed in the Initial Period and [****] Post Termination Period, to make, use, sell, offer for sale, import or otherwise commercialize or exploit Wafers, Cells and Modules. In addition, VentureCo hereby grants and agrees to grant to E a world-wide, non-exclusive, non-transferable, perpetual, irrevocable, fully paid up, royalty-free, fully sublicensable, license, under the VentureCo Intellectual Property Rights, whenever developed, [****] to make, use, sell, offer for sale, import or otherwise commercialize or exploit Wafers, Cells and Modules. It is understood that the foregoing license to E includes, without limitation, the right for E to change and make improvements and extensions to such Technology licensed from VentureCo. Furthermore, it is understood that E shall have the right to commercially exploit said changes and improvements in accordance with such license.

     2.3 Reservation of Rights; No Implied Licenses. All rights not granted herein are reserved. Nothing in this Agreement shall be deemed to constitute the grant of any license or other right to a Party's Intellectual Property Rights or Technology except as expressly set forth herein.

                                   ARTICLE 3

                              TECHNOLOGY TRANSFER

     3.1 Quarterly Meetings.

          (a) New Developments. During the Initial Period and [****] Post Termination Period, the Parties shall meet on a quarterly basis (or as otherwise agreed upon by the Parties) to discuss (and E shall advise VentureCo of) any material or other E IP or VentureCo IP that was acquired, developed or became Licensable since the prior quarterly meeting.

          (b) Defining Material New IP. During the quarterly meetings described above, the Parties shall also determine whether new Intellectual Property Rights and Technology of or Licensable by E comprise Material New IP. The Parties intend that if E develops MNIP, it may be appropriate for E to receive royalty for VentureCo's use thereof (and whichVentureCo has elected to acquire) in accordance with ARTICLE 4 (Consideration and Payment). The Parties' obligations with respect to MNIP will be governed by ARTICLE 4 (Consideration and Payment).

     3.2 Delivery of Technical Deliverables. E shall deliver to VentureCo at least one copy of all E Technical Deliverables, in electronic form when practicable, within [****] days after the License Effective Date or (as applicable),

          (a) in the case of MNIP listed in EXHIBIT A PART 2, promptly upon commercial availability (subject to applicable royalties),

          (b) in the case of MNIP available in the Initial Period (other than that in EXHIBIT A PART 2), promptly after VentureCo's election to acquire that MNIP (subject to applicable royalties), and

          (c) in the case of MNIP available after the E Interest Reduction Date or Termination Date, promptly after VentureCo's election to acquire that MNIP and determination of applicable royalties.

     Subject to ARTICLE 4 (Consideration and Payment), during the Initial Period and the [****] Post Termination Period, E shall periodically and promptly deliver to VentureCo copies of E

Technical Deliverables that have not been previously delivered, including E Technical Deliverables relating to E IP acquired or Licensable after the License Effective Date.

     3.3 Copies. VentureCo may copy, modify and otherwise use the E Technical Deliverables in accordance with and subject to the restrictions and licenses set forth herein as necessary to exercise the rights granted hereunder. VentureCo agrees to maintain a document control system to control copies of such E Technical Deliverables and otherwise treat such information as E's Confidential Information subject to the provisions of ARTICLE 7 (Confidential Information).

     3.4 [****

          (a)  ****

          (b)  ****

          (c)  ****

          (d)  ****]

                                   ARTICLE 4

                           CONSIDERATION AND PAYMENT

     4.1 Royalty. Subject to exceptions in this Agreement, VentureCo shall pay royalties to E for the use of MNIP. The royalty shall be based on two main elements: the success of the relevant MNIP in achieving Cost Savings and the success of that MNIP in achieving Added Value, [****]. For the sake of commercial simplicity the product of the two base rate elements shall be converted into a combined royalty rate, at intervals specified in relevant Sections below. The detailed rules of royalty calculation, including exceptions, follow below.

     The royalty and other fees (if any) (collectively "ROYALTY") payable for the use of MNIP shall be [****] generally determined as set forth below. The royalty payment obligations commence (with respect to Licensed Products Sold incorporating that MNIP) the later of (1) January 1 2007, and (2) the date when VentureCo first Sells Licensed Products that incorporate that MNIP.

     For purposes of this Agreement, Thin Ribbon Technology (as described in Exhibit A, part [2] item [2], will be deemed MNIP.

          (a) Royalty Rate in General. The royalty rate applicable hereunder ("Royalty Rate") shall be as set forth in the following table shall continue until [****] ("Royalty Renewal Date").

Licensed Product Revenue         Royalty Rate
------------------------         ------------
$0 to $100 million                     5%
$100 million to $250 million         3.5%
$250 million to $1,000 million         2%
more than $1,000 million               1%

          (b) Annual Adjustments. The Royalty Rate may be adjusted on annual basis as follows. While Annual Adjustments may be made as set forth below, in making such adjustments, the Parties shall give deference to the above rates, and any adjustments shall made primarily to account for changes after the above rates were established. At least [****] days in advance of the [****] of the Royalty Renewal Date, the Parties shall agree upon a new market based Royalty Rate that shall be applicable for the next [****] year period commencing on the [****] of the Royalty Renewal Date. In the event that VentureCo and E cannot agree on the Royalty Rate applicable to such next [****] year period, or at the election of either VentureCo and E, the Royalty Rate for currently used MNIP shall be determined in accordance with Section 4.1(f) (Alternative Royalty Rate Calculation Based on MNIP).

          (c) Exceptional Adjustments. The Royalty Rate may be modified before the annual adjustment of Section 4.1(b) (Annual Adjustments) at the request of either party as set forth below in Section 4.1(c)(i) (Performance) or Section 4.1(c)(ii) (Compared to Conventional Silicon).

               (i) Performance. In the event that the performance of the MNIP used by VentureCo differs substantially from the performance anticipated at the time the Royalty Rate was determined in accordance with 4.1(b) (Annual Adjustments), the Royalty Rate may be modified in accordance with this Section 4.1(c) (Exceptional Adjustments) to reflect this unexpected performance. For a difference in performance to merit a change of Royalty Rate under this section
4.1 (c) (Exceptional Adjustments), the change would comprise [****].

               (ii) Compared to Conventional Silicon. [****].

               (iii) New Royalty Rate. In the event that a change in Royalty Rate is requested and the change in Royalty Rate is merited based on Section 4.1(b)(i) (Performance) or Section 4.1(b)(ii) (Compared to Conventional Silicon), Parties agree to negotiate in good faith to determine the new applicable Royalty Rate based on the actual and then anticipated performance of the MNIP or change in Costs/Value of the Licensed Products respectively. The Party asserting that the Royalty Rate should be changed shall have the burden of proof of showing that a change should be made. In the event that the Parties do not agree on the new applicable Royalty Rate merited based on Section 4.1(b)(i) (Performance) or Section 4.1(b)(ii) (Compared to Conventional Silicon), the Royalty Rate shall be determined based on the expected and actual performance of the MNIP in accordance with Section 4.2 (Royalty Evaluation by Experts).

               (iv) Frequency of Adjustment. A request to adjust the Royalty Rate under this Section 4.1(c) (Exceptional Adjustments) cannot be made more frequently than [****].

          (d) Changes. Any adjustments to Royalty Rate under Section 4.1(c) (Exceptional Adjustments) shall apply only to Sales made after the adjustment, and all royalties paid or due hereunder are non-refundable. In no event shall the Royalty Rate under this Agreement be less than zero.

          (e) Royalty Payments. If the Royalty Rate is determined under Section 4.1(a) (Royalty Rate in General), then VentureCo shall pay E a royalty equal to the Royalty Rate multiplied by the Licensed Product Revenue. If the Royalty Rate is determined in accordance with Section 4.1(f) (Alternative Royalty Rate Calculation Based on MNIP), then (i) VentureCo shall pay E a royalty equal to the respective Royalty Rate multiplied by Net Sales Price of each Licensed Product Sold by VentureCo in the respective period that incorporates the MNIP into or uses the MNIP in the manufacture of such Licensed Product, and (ii) if the Royalty Rate is determined on a per unit basis (such as watts) then the Net Sales Price will be determined on the identical units and the product of these shall be multiplied by units Sold. VentureCo shall pay the royalty on a calendar quarterly basis, within [****] days of the end of the respective calendar quarter.

          (f) Alternative Royalty Rate Calculation Based on MNIP. The provisions in this Section 4.1 (f) (Alternative Royalty Rate Calculation) shall be used to determine the Royalty Rate, only in the particular circumstances for which this
Section is applicable as set forth in Section 4.1(a) (Royalty Rate in General).

               (i) The "Base Rate" means [****]% of the Cost Savings plus [****]% of the Added Value that was not already captured by the Cost Savings. The Royalty Rate applicable to any particular year shall depend on the [****] and the Base Rate in accordance with the following:

Production [****]   Royalty Rate
-----------------   ------------
[****]              Base Rate
[****]:             [****] x Base Rate
[****]:             [****] x Base Rate
[****]:             [****] x Base Rate
[****]              [****] x Base Rate
[****]:             [****] x Base Rate
[****]:             [****] x Base Rate
[****].             [****] x Base Rate

               (ii) In accordance with the above table, the Royalty Rate equals the Base Rate in the [****] and [****] thereafter. [****] in the above table to which respective Royalty Rates apply start upon the date of the first sale in commercial volumes of the Licensed Products incorporating the respective MNIP. Successive [****] start on successive [****] of the date of such first sale. For example, if such first sale were to take place on [****].

               (iii) Notwithstanding the foregoing, the royalty for any particular item of MNIP shall not exceed [****]% of (Net Sales Price of the item embodying the MNIP (e.g., Wafer, Cell, or Module) - Incoming Product Purchase Price) for thin ribbon MNIP through [****], and other than with respect to such thin ribbon MNIP, the royalty for any particular item of MNIP shall not exceed [****]% of (Net Sales Price of the item embodying the MNIP (e.g., Wafer, Cell, or Module) - Incoming Product Purchase Price). If several different items of MNIP are used for the same Licensed Product, royalty shall be due for each of such items of MNIP, except that the total of all such royalties shall not exceed [****]% of (Net Sales Price - [****]). [****] but not the [****], (ii) the cost of [****] in the event that MNIP relates to [****] but not the respective [****], and (iii) [****] with respect to all other MNIP. For the purpose of determining the [****], the costs of such [****] and [****] shall be determined based on the prices at which Evergreen sells such products to third parties in arm's length transactions in commercial volumes in the respective quarter, or if no such arm's length transactions occur during such quarter, the market price of multicrystalline silicon [****] and [****] sold in arm's length sales by third parties and Evergreen in the respective quarter.

               (iv) For the avoidance of doubt, it is understood that the above royalty calculations are not based on reduction in costs or added value due to factors other than the respective MNIP. Further, it is understood that to the extent that the benefit is provided by more than one item of MNIP, the royalty for the respective items of MNIP shall be determined so as not to double count the same benefit provided for the same Licensed Product.

               (v) [Deleted]

               (vi) Notwithstanding the above, in the event that the value and savings is not properly reflected through a royalty determined through the requirements set forth above, the parties shall promptly determine through good faith negotiation the [****] royalty applicable to such MNIP based on the value of such MNIP to EverQ. For example, in the event that the respective MNIP is predominantly a cost savings technology, the component of the Base Rate determined under this Section 4.1 (f) (Alternative Royalty Rate Calculation Based on MNIP) based on Cost Savings may be increased from [****]%, up to a maximum of [****] %. It is further agreed that the Value Added component attributable to thin wafer technology will be deemed to have value until [****]. Additionally, if the Royalty Rate determined in accordance with the above is not commercially reasonable (e.g., either too high or too low) because of unforeseen factors, the parties shall negotiate a Royalty Rate determined under this
Section 4.1 (f) (Alternative Royalty Rate Calculation Based on MNIP) that is commercially reasonable in view of the value of the technology to EverQ and the market for such technology. As another example, in the event that a royalty is originally structured with a meaningful percentage attributed to Added Value and the Parties later determine that the Added Value has been eliminated or substantially reduced, the Parties agree to negotiate in good faith an increase in the amount of component of the Base Rate attributed Cost

Savings as would have occurred had the royalty originally been structured around Cost Savings alone.

               (vii) In the event that, in view of the respective [****] (collectively, "COSTS/VALUE"), Licensed Products that include the MNIP are [****] than products made with [****], then the Royalty Rate for such MNIP shall be [****] such that in view of the Costs/Value, the Licensed Products having the [****]. Notwithstanding the foregoing, the Royalty Rate shall never be less [****].

               (viii) The Party asserting that, based on Sections 4.1(f)(v) -
(vi), a Royalty Rate should be different from a royalty determined in accordance with the mechanism set forth in Sections 4.1(f)(i) - (iv) above, or that any Royalty Rate or component thereof already established under Section 4.1(f) should be changed in accordance with the mechanism set forth above, shall have the burden of proof of showing that the alternative approach should be adopted.

               (ix) Any adjustments to royalty shall apply on a going forward basis only (ie apply only to Sales made after the adjustments), and all royalties paid hereunder are non-refundable. In the event that the parties do not agree on the applicable Royalty Rate, the parties shall appoint a mutually agreed independent auditor who shall determine the Royalty Rate in accordance with the above and whose determination shall be binding; provided, however, that the Royalty Rate may be readjusted [****] months or later after the auditor's determination based on changed circumstances.

          (g) "Used For." MNIP is "USED FOR" Licensed Products (for purposes of
SECTION 4.1 (Royalty)) if incorporated into or used in the manufacture of those Licensed Products

          (h) Royalty - MNIP developed and available in the [****] Post Termination Period (not available in the Initial Period)

               (i) The royalty payable for the use of MNIP developed and commercially available in the [****] Termination Period is the Market Rate royalty. The Parties shall promptly enter into arm's length negotiations in good faith to determine the Market Rate royalty applicable to MNIP (of that description) that VentureCo wishes to acquire in that period. Either Party may initiate valuation/determination of the Market Rate royalty by experts subject to SECTION 4.2 (Royalty Evaluation by Experts).

               (ii) That royalty agreed or determined (as applicable) under this
Section 4.1(h) shall be the Market Rate royalty. The royalty will be calculated on a quarterly basis on all Licensed Products for which the MNIP was used, that were sold in that quarter.

          (i) Royalty - on E IP and MNIP Post Termination

               (i) VentureCo shall continue to be responsible for royalty for MNIP used after the Termination Date. Additionally, VentureCo shall pay E a royalty on any other E IP used (prior to and at the Termination Date) for Licensed Products sold in volumes in excess of the

Termination Level Capacity. That royalty shall be [****] percent ([****]%) of the Market Rate royalty during the the first [****] years after the Termination Date and the Market Rate royalty thereafter.

               (ii) Parties shall enter into arm's length negotiations in good faith to determine the Market Rate royalty at commencement of the Post Termination Period for E IP not currently or previously subject to royalty payments. Either Party may initiate determination or valuation of the Market Rate royalty by experts subject to SECTION 4.2 (Royalty Evaluation by Experts). The agreed or (as applicable) specified royalty shall be the Market Rate royalty. The royalty will be calculated on a quarterly basis on all Licensed Products for which the E IP or MNIP was used, that were sold in that quarter, subject to SECTION 4.1 (Royalty Calculations).

          (j) Royalty - on external IPR offered by E. If E offers VentureCo IP or MNIP which carries an external running cost to E (e.g. a license fee/royalty to a third party holder of such Intellectual Property Rights), then the cost incurred by E in connection with sub-licensing to VentureCo shall be borne in its entirety by VentureCo; provided that the written agreement between VentureCo and E for the licensing of such IP or MNIP expressly includes the amount of such running cost. The aforementioned shall not reduce E's rights to royalty under the rules above.

          (k) No royalty on VentureCo MNIP. Notwithstanding anything in this Agreement, no royalty is due hereunder on Licensed Products incorporating any MNIP, where the directly associated development costs of that MNIP are substantially funded by VentureCo pursuant to written development agreements/ arrangements between VentureCo and E. This is without prejudice to the terms of written development agreements/arrangements (if any) that provide for proportionate or other royalty reduction, where those costs are partially funded by VentureCo.

     4.2 Royalty Evaluation by Experts. If the Parties cannot agree on the Market Rate royalty, Added Value or Cost Savings for MNIP within [****] days after initiation or commencement of negotiations to determine such royalty or value, then the following applies: Each Party shall retain at its expense an independent professional Third Party expert with expertise evaluating licenses in the photovoltaic industry.

          (a) Subject to execution of customary confidentiality agreements by the independent experts, VentureCo and E shall provide or cause to be provided to each expert all material information, including any material changes in such information, reasonably necessary to make the determination or reasonably requested by the experts.

          (b) Within [****] days after the [****] day period referenced above, each Party shall submit a final proposal for the relevant Market Rate royalty, Added Value or Cost Savings for MNIP with a supporting analysis prepared in writing by its retained expert, to the other Party and to the "Arbitrator." The Arbitrator shall be a person with expertise in evaluating licenses in the photovoltaic industry, shall not have a material business relationship with either Party and shall be reasonably acceptable to both Parties. If the Parties have not agreed on an Arbitrator, the Parties will each select an Arbitrator (within the stated [****] day period) satisfying the above criteria and the selected Arbitrators will select a third. In that case, the decision of a majority of the Arbitrators will control and shall be final and binding on both Parties.

          (c) If one Party does not submit in a timely manner a final proposal, then the proposal of the other Party shall be used to establish the relevant Market Rate royalty, Added Value or Cost Savings for MNIP.

     4.3 Tax Authority Challenges. In the event that the tax authority successfully challenges the adequacy or amount of the royalty or the applicable tax provisions change, then the parties will use best reasonable efforts to renegotiate to establish a royalty rate consistent with the requirements of applicable law in a manner that does not adversely affect or increase the financial burden on VentureCo.

     4.4 Royalty Calculations. Royalties shall not be due with respect to Licensed Products for which the purchase price has been refunded within [****] of delivery. In the event that only part of the purchase price is refunded, the royalty shall be applied in proportion to the amount of the purchase price not refunded.

     4.5 Payment. To the extent applicable, VentureCo shall, within [****] days after the end of each calendar quarter during the term of this Agreement, prepare a report summarizing the royalty payable to E pursuant to ARTICLE 4 (Consideration and Payment) including a description and basis of the calculation thereof. VentureCo shall provide copies of such report to E, and VentureCo's payment to E shall accompany such report.

     4.6 Currency. All payments hereunder shall be made in Euros.

     4.7 Taxes. With respect to royalties payable by VentureCo to E under this Agreement, VentureCo shall promptly notify E of any requirement under applicable law to deduct or withhold an amount on behalf of E on account of any tax and, if so required under applicable law, VentureCo shall: (i) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon determination by VentureCo that such deduction or withholding is required; and
(ii) promptly forward to E an official receipt (or certified copy), or other documentation reasonably acceptable to E, evidencing such payment to such authorities. To the extent that E cannot or will not be able to take a full credit against its tax liability for the current or prior taxable years for the full amount of the withholding tax deducted or withheld by VentureCo and is otherwise unable to reduce or eliminate such withholding tax liability on its own, then the Parties shall cooperate with each other and use all reasonable efforts to reduce or eliminate such tax liability in a lawful and appropriate manner to the extent such does not result in additional liability to VentureCo.

     4.8 Audit. Each Party shall maintain complete and accurate accounting records, in accordance with sound accounting practices, to support and document the royalties or payments payable in connection with this Agreement. Such records shall be retained for a period of at least [****] years after the royalties which relate to such records have been accrued and paid. Each Party shall, upon written request from the other, provide access to such records to such Party for the purposes of audit. If any such audit discloses a shortfall in payment (or an overcharge, as the case may be) of more than [****] percent ([****]%) for any quarter, the audited Party agrees to pay or reimburse the other Party for the expenses of such audit, and the Parties shall reconcile payments in accordance with the results of the audit.

                                    ARTICLE 5

                          INTELLECTUAL PROPERTY RIGHTS

     5.1 Ownership

          (a) Joint Inventions. E and VentureCo shall Jointly Own all right, title and interest in all Intellectual Property Rights that personnel of E and VentureCo (including third parties working on each Party's behalf) jointly create.

               (i) Definition. For purposes of this SECTION 5.1 (Ownership), "JOINTLY OWN" means that, subject to the terms of the licenses granted and other provisions of this Agreement, each Party or owner thereof is free to exploit such rights and, subject to SECTION 5.2 (Enforcement of Jointly Owned Intellectual Property Rights), authorize others to do so, with no obligation to account to the other Party or owner, for profits or otherwise, and each Party hereby waives any right it may have under the laws of any country to require such consent or accounting. In the event that either or both Parties are pursuing enforcement pursuant to SECTION 5.2 (Enforcement of Jointly Owned Intellectual Property Rights), any licensing of the respective Jointly Owned Intellectual Property Right to the alleged Third Party infringer shall be pursued (with the intent that the actual or alleged infringement is regularized by appropriate license terms) by the Party or Parties pursuing the action until the conclusion of the respective action.

               (ii) PROSECUTION AND MAINTENANCE BY VENTURECO. SUBJECT TO SECTION 5.1(c) (Expenses and Assistance), VentureCo shall have the initial right, at its option, to control the filing for, prosecution and maintenance of any Intellectual Property Rights that claim or disclose inventions that the Parties Jointly Own pursuant to SECTION 5.1(a) (Joint Inventions), provided that VentureCo shall consult with and keep E reasonably informed on matters regarding such filing, prosecution and maintenance. In such case, subject to 5.1(c) (Expenses and Assistance), E shall reasonably assist VentureCo, as VentureCo reasonably requests, in VentureCo's efforts to file for, prosecute and/or maintain the Jointly-Owned Intellectual Property Rights. For purposes of this
SECTION 5.1(a) (Joint Inventions), "PROSECUTION AND MAINTENANCE" of Intellectual Property Rights shall be deemed to include, without limitation, responding to office actions, payment of maintenance and annuity fees, and conduct of interferences or oppositions, and/or requests for re examinations, reissues or extensions of patent terms.

               (iii) By the Jointly Owning Party. To the extent that VentureCo elects not to file, prosecute or maintain any Intellectual Property Right jointly owned by VentureCo and E and not Q or REC, or pay any fee related thereto, E shall have the right, at its option, to control the filing, prosecution and/or maintenance of any such Intellectual Property Right, provided that E shall consult with and keep VentureCo reasonably informed of matters regarding such filing, prosecution and maintenance. To the extent that VentureCo elects not to file, prosecute or maintain any Intellectual

Property Right Jointly Owned by VentureCo, E, Q and REC, or pay any fee related thereto, VentureCo shall notify E, Q and REC, and E, Q and REC shall have the right, at their option, to jointly control the filing, prosecution and/or maintenance of any such Intellectual Property Right, provided that E, Q and REC shall consult with and keep VentureCo reasonably informed of matters regarding such filing, prosecution and maintenance. To the extent that E, Q or REC elects not to file, prosecute or maintain any such Jointly Owned Intellectual Property Right, or pay any fee related thereto, it shall inform the other party(ies), and such other party(ies) shall have the right, at its option, to control the filing, prosecution and/or maintenance of any such Intellectual Property Right, provided that such Party(ies) shall consult with the other party(ies) and VentureCo and keep such party(ies) reasonably informed of matters regarding such filing, prosecution and maintenance.

          (b) Sole Inventions. Subject to the foregoing, each Party shall own all right, title and interest in all Intellectual Property Rights invented or authored solely by such Party's personnel (including third parties working on such Party's behalf). For purposes of clarification, E retains ownership of Intellectual Property Rights developed as of the License Effective Date and otherwise developed outside of its cooperation with VentureCo, including without limitation any E Technology and E Intellectual Property Rights relating to String Ribbon Technology.

               (i) Prosecution and Maintenance; Sole Inventions Related to E Technology. Each Party shall have sole right, at its option, to control the filing for, prosecution and maintenance of any Intellectual Property Rights that claim or disclose inventions that the Party solely owns, subject to the following. To the extent that VentureCo elects not to file, prosecute or maintain any Intellectual Property Right relating to VentureCo's solely-owned Intellectual Property Rights relating to the E IP provided under this Agreement, or pay any fee related thereto, VentureCo shall notify E, and E shall have the right, at its option, to control the filing, prosecution and/or maintenance of any such Intellectual Property Right, and VentureCo, at E's written request, shall transfer and assign all of its right, title and interest to such Intellectual Property Right to E. In the event of such transfer, VentureCo retains a world-wide, non-exclusive, non-transferable, perpetual, irrevocable, royalty-free, sublicensable license of such transferred Intellectual Property Rights.

               (ii) Other Prosecution and Maintenance. To the extent that VentureCo elects not to file, prosecute or maintain any Intellectual Property Right relating solely to VentureCo's solely-owned Intellectual Property Rights other than Intellectual Property Rights relating to improvements to the E IP provided under this Agreement or the Q IP provided under the Q License Agreement or the REC IP provided under the REC License Agreement, VentureCo shall notify E, Q and REC, and E, Q and REC shall have the right to jointly control the filing, prosecution and/or maintenance of any such Intellectual Property Right, and VentureCo, at E, Q and REC's written request, shall transfer and assign all right to such Intellectual Property Right to the joint ownership of E, Q and REC. In the event that either E, Q or REC elects not to participate in the filing, prosecution or maintenance of any Right, the other party(ies) shall have the right, at their/its option, to control the filing, prosecution and/or maintenance of such Intellectual Property Right, and VentureCo shall, at such party(ies') request, transfer and assign all of its right, title and interest to such party(ies). In the event of such transfer, VentureCo retains a world-wide, non-exclusive, non-transferable, perpetual, irrevocable, royalty-free, sublicensable license of such transferred Intellectual Property Rights which were originally solely owned by VentureCo.

          (c) Expenses and Assistance. To the extent a Party controls the foregoing filing, prosecution and maintenance activities of any Jointly Owned Intellectual Property Rights (or, pursuant to SECTION 5.1 (Ownership), another Party's Intellectual Property Right), such controlling entity shall be responsible for all costs and expenses incurred in connection therewith. In such cases, subject to the foregoing, VentureCo shall reasonably assist the Jointly Inventing Parties, as the Jointly Inventing Parties reasonably request, in Jointly Inventing Parties' efforts to file for, prosecute and/or maintain the Jointly Owned Intellectual Property Rights.

          (d) Employee Inventors. VentureCo shall take all necessary measures to secure all right, title and interest in inventions that are made by its employees under the regulations of the German Employee Inventor Law (Arbeitnehmererfindergesetz) to the maximum extent available under applicable law such that VentureCo may carry out its obligations of this ARTICLE 5 (Intellectual Property Rights) and the Parties may obtain and exercise their rights to the applicable Intellectual Property Rights to the full extent and term available under applicable law. In connection therewith, VentureCo will comply with all applicable laws including without limitation any obligations to employees under applicable law with respect to employee inventions.

     5.2 Enforcement of Jointly Owned Intellectual Property Rights. Each Party shall promptly notify the other Party if it becomes aware of a possible infringement by a Third Party of any Jointly Owned Intellectual Property Rights. If either Party desires to take any action against such an infringing or misappropriating Third Party, such Party shall first notify the other Party hereto and consult with such notified Party regarding such action. If the notified Party desires to participate in such action, the Parties shall then jointly and cooperatively pursue such action, in which event they shall bear all costs equally and share in any damages, royalties, license fees or other recoveries equally, provided that either Party may at any time decide not to participate further in such action, in which case any further costs shall be borne by and all damages, royalties, license fees and other recoveries shall be received by the Party which continues to pursue such action. If a Party declines to participate in such action, the other Party shall then have the right to pursue such action alone, and shall bear all costs of and receive all damages, royalties, license fees and other recoveries from such action. Notwithstanding the foregoing, if a Party declines to participate in such an action or withdraws from such an action, such Party shall nevertheless, at the request of the other Party, cooperate with the other Party, at the cost of the other Party and subject to any reasonable conditions (including indemnification against counterclaims by the third party), to the extent which may be necessary to enable the other Party to pursue such action effectively, including without limitation joining such action as an indispensable party.

     5.3 Third Party Licenses. To the extent that VentureCo may desire or need rights with respect to any Intellectual Property Rights not licensed hereunder or covered by the representations or warranties of ARTICLE 6 (Warranties), VentureCo shall be solely responsible for obtaining such licenses and paying the associated costs.

     5.4 Further Cooperation. Each of the Parties hereto agrees, upon the reasonable request of the other Party, to the extent consistent with this Agreement, to deliver to the other such records, data or other documents reasonably requested by the other, and to take or cause to be taken all such other actions as are reasonably necessary or desirable in order to permit the other to obtain the full benefits of this Agreement (including the execution of any documents required in connection therewith).

                                    ARTICLE 6

                                   WARRANTIES

     6.1 Representations and Warranties. E hereby represents and warrants to VentureCo that:

          (a) Registered E Intellectual Property. EXHIBIT B is a complete and accurate list of all Registered E Intellectual Property Rights. E will supplement EXHIBIT B bi annually during the Initial Period and (with respect MNIP used by VentureCo in the [****] Post Termination Period) Post Termination Period, as additional Registered E Intellectual Property Rights are applied for or obtained.

          (b) Completeness. The E IP constitutes all (or a copy of all) of the Intellectual Property owned or Licensable by E that is related to or reasonably necessary for the conduct and operations of VentureCo as currently contemplated to be conducted, including, without limitation, the design, development, manufacture, use, marketing and sale of Licensed Products.

          (c) Non-Infringement. To the knowledge of E, VentureCo's use of the E IP pursuant to this Agreement in the operation of VentureCo as it is contemplated to be conducted following the Closing, including but not limited to the design, development, manufacture, use, marketing and sale of Licensed Products does not, and will not, infringe or misappropriate any Intellectual Property Rights of any Third Party, violate any right of any Third Party (including any right to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. Without limiting the foregoing, E has not received notice from any Person claiming that such operation or any act, product, Intellectual Property Rights, Technology or service by E (including products, Intellectual Property Rights, Technology or services currently under development) infringes or misappropriates any Intellectual Property rights of any Person, violates any right of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does E have knowledge of any basis therefor). To the knowledge of E, no Person is infringing or misappropriating any E IP.

          (d) Contracts. EXHIBIT C lists all contracts, licenses and agreements under which both (1) E has been granted Intellectual Property Rights or rights to Technology from Third Parties and (2) such rights are Licensable and constitute E IP licensed hereunder.

     6.2 Remedy. E's sole obligation and liability for E's breach of the representations and warranties provided in this ARTICLE 6 (Warranties) shall be pursuant to ARTICLE 8 (Liability and Limitations of Liability) of the Master Agreement.

     6.3 Disclaimer. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS ARTICLE 6 (WARRANTIES) OR EXPRESSLY PROVIDED IN THE MASTER AGREEMENT, THE PARTIES MAKE NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE. NEITHER PARTY MAKES ANY GUARANTEES TO THE OTHER CONCERNING THE SUCCESS OR POTENTIAL SUCCESS OR COMMERCIAL VIABILITY OF THE ACTIVITIES CONTEMPLATED UNDER THIS AGREEMENT.

                                    ARTICLE 7

                            CONFIDENTIAL INFORMATION

     7.1 Confidential Information. Any Confidential Information exchanged pursuant to this Agreement (and the terms of this Agreement itself) will be governed by SECTION 9.5 (Confidentiality) of the Master Agreement, with the Parties hereunder deemed the Disclosing Party and/or Receiving Party as applicable, provided that, notwithstanding anything to the contrary, each Party may use and distribute any such confidential or proprietary information as reasonably required to exercise its rights under the licenses granted pursuant to ARTICLE 2 (Rights and Licenses).

                                    ARTICLE 8

                                      TERM

     8.1 Term. This Agreement shall become effective as of the Effective Date. The license of SECTION 2.1 (E License Grant to VentureCo) becomes effective only as of the License Effective Date. This Agreement may be terminated only as follows:

          (a) [deleted].

          (b) This Agreement may terminate in the event that E and VentureCo mutually agree in writing to terminate this Agreement (subject to the Master Agreement).

     8.2 Special Termination Right. [****]

     8.3 Effect of Termination. Upon any termination or expiration of this Agreement, the licenses continue as provided in this Agreement, unless otherwise expressly agreed in writing by E and VentureCo. SECTIONS 2.2 (VentureCo License Grant to E), 2.3 (Reservation of Rights), ARTICLE 3 (Technology Transfer),
ARTICLE 4 (Consideration and Payment), ARTICLE 7 (Confidential

Information), SECTION 8.3 (Effect of Termination) and ARTICLE 9 (General Provisions) shall survive any termination or expiration of this Agreement.
SECTION 5.1 (Ownership) shall survive any termination or expiration of this Agreement. Notwithstanding anything to the contrary, SECTION 2.1 (E License Grant to VentureCo) will survive any termination of the Agreement pursuant to
SECTION 8.2 (Special Termination Right).

                                    ARTICLE 9

                               GENERAL PROVISIONS

     9.1 Limitation of Liability.

          (a) IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF PROFITS) THAT RELATE IN ANY WAY TO THIS AGREEMENT, HOWEVER CAUSED ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

          (b) This SECTION 9.1 (Limitation of Liability) shall not limit the remedies that may be available to the Parties pursuant to the Master Agreement or Concurrent Agreements. To the extent required by applicable law, nothing in this SECTION 9.1 (Limitation of Liability) shall limit the remedies that may be available to the Parties for fraud, bodily injury or death.

     9.2 Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission) and shall be given as set forth in the Master Agreement as follows:

          As to VentureCo: As set forth in the Master Agreement.

          As to E, Inc.:

               Evergreen Solar, Inc.
               138 Bartlett Street
               Marlboro, MA 01752
               Attention: Richard Feldt
                          Richard Chleboski
          with a copy to:

               Wilson Sonsini Goodrich & Rosati
               12 East 49th Street
               New York, NY 10017 USA

               Attention: Robert Sanchez
                          Robert O'Connor
               Phone:     1 212 999-5800
               Fax:       1 650 493-6811

          and a copy to:  Taylor Wessing
                          Jagerstrasse 51
                          D-10117 Berlin, Germany
               Attention: Dr. Eberhardt Kuhne
                          Philipp von Alvensleben
               Phone:     ++49 30 885636 0
               Fax:       ++49 30 885636 46

          As to Q:        Q-Cells AG
                          Guardianstr. 16
                          D-06766 Thalheim
               Attention: Anton Milner
                          Dr. Hartmut Schuening
               Phone:     +49-34 94-66 8-60
               Fax:       +49-34 94-66 8-777

          with a copy to: VAN AUBEL Rechtsanwaelte
                          Leibnizstr. 49
                          D-10629 Berlin, Germany
               Attention: Dr. Thomas van Aubel
               Phone:     +49-30-31 51 90 0
               Fax:       +49-30-31 51 90 90

          As to REC:      Renewable Energy Coporation
                          Veritasveien 14, PO Box 280
                          N-1323  Hovik, Norway
               Attention: Erik Sauar
               Phone:     +47 67 81 52 53
               Fax:       +47 67 81 52 01

          With a copy to  Renewal Energy Corporation
                          Veritasveien 14, PO Box 280
                          N-1323 Hovik, Norway

               Attention: Bjorn Brenna
               Phone:     +47 67 81 52 74
               Fax:       +47 67 81 52 01

     or, in each case, at such other address as may be specified in writing to the other Parties hereto.

     9.3 Language. All documentation, communication and services in connection with this Agreement in shall be in English.

     9.4 Amendments and Waivers.

          (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective. The same applies to any waiver of this written form requirement.

          (b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any or other further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     9.5 Assignment. Other than as expressly otherwise provided herein, this Agreement shall not be assignable or otherwise transferable by any Party hereto without the prior written consent of the other Party hereto and the prior written consent of Q and REC; provided, however, that neither Party shall be obligated to obtain the consent of the other Party or other parties under this
SECTION 9.5 (Assignment) solely by virtue of a Change of Control of such Party, and such Party shall have the right to assign this Agreement, in its entirety including all rights and obligations, to such Party's successor in such Change of Control. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. Any assignment or transfer (including through a change of control) of this Agreement in violation of this SECTION 9.5 (Assignment) shall be null and void.

     9.6 Prior Agreement; Entire Agreement; Severability. This Agreement supersedes and replaces the Prior Agreement. This Agreement, together with the Master Agreement and Concurrent Agreements, constitutes the entire agreement between the Parties hereto and any of such Parties' respective affiliates with respect to the subject matter of this Agreement and supersedes all prior communications, agreements and understandings, both oral and written, with respect to the subject matter of this Agreement. In the event any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the Parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the Parties' intent in entering into this Agreement.

     9.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties may be entitled to seek an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in a German court, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.8 Governing Law and Dispute Resolution. This Agreement shall be construed in accordance with and governed by the laws of the Federal Republic of Germany.

     All disputes arising in connection with this Agreement or its validity or any agreement provided herein which cannot be resolved by mutual agreement of the Parties shall be finally settled in accordance with the Arbitration Rules of the German Institution of Arbitration e.V. (DIS) without recourse to the ordinary courts of law (except for challenges to the validity of shareholder resolutions which shall be submitted to the competent court in Berlin, and except where the Parties seek injunctions as provided in Section 9.7). The place of arbitration is Berlin, Germany. The arbitral tribunal consists of three arbitrators. The arbitrators must be capable of being appointed a judge in accordance with the relevant German legal rules. The substantive law of the Federal Republic of Germany is applicable to the dispute. The language of the arbitral proceedings is English.

     9.9 Compliance with Laws and Regulations. Each Party will comply with all applicable laws, regulations and ordinances.

     9.10 Export. No Party shall export or re export, directly or indirectly, any technical information disclosed hereunder or direct product thereof to any destination prohibited or restricted by the applicable export control regulations, including the U.S. Export Administration Regulations and regulations of Germany, without the prior authorization from the appropriate governmental authorities. Without limiting the foregoing, E shall be responsible for obtaining government approvals, permits or the like necessary for the export of its technology from the United States to VentureCo in Germany, and VentureCo shall be responsible for obtaining all government approvals, permits or the like required for the import of any technology to VentureCo and into Germany and for the export of any technology or products by VentureCo from Germany.

     9.11 Force Majeure. No Party shall be liable to another Party for failure to perform its obligations under this Agreement if such failure is caused by any event or condition not reasonably within the control and anticipation of the affected Party, including, without limitation, by fire, flood, typhoon, earthquake, explosion, strike, labor trouble or other industrial disturbance, unavoidable accident, war (declared or undeclared), act of terrorism, sabotage, embargo, riot, or any other cause beyond the control of the Parties, provided that the affected Party promptly notifies the other Party of the occurrence of such event or condition and takes reasonable steps necessary to resume performance of its obligations so interfered with.

     9.12 Independent Contractors. The Parties hereto are independent contractors. Nothing contained herein or done pursuant to this Agreement shall constitute either Party the agent of the other Party for any purpose or in any sense whatsoever, or constitute the Parties as partners or joint venturers.

     9.13 Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any person or entity other than the Parties hereto (and their permitted assigns) any rights or remedies hereunder.

     9.14 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto.

     9.15 Condition.

     This Agreement is entered into under the conditions precedent that (i) the share capital in EverQ is increased to Euro [****]; (ii) that such capital increase is registered with the commercial register, and (iii) after registration of such capital increase, Evergreen, Q-Cells AG and Renewable Energy Corporation ASA holds shares in a total amount of Euro [****] each.

     This Agreement is entered into under the further conditions precedent that the Competent Cartel Offices have issued a letter or formal decision that they will not prohibit the increase of share capital in EverQ or that the respective waiting periods provided for in the national merger control laws have elapsed without any formal decision rendered or that the Competent Cartel Offices confirmed that the transactions contemplated herein are not notifiable under the applicable merger control law. Competent Cartel Offices means any national or international agency, body or other entity to which the transactions contemplated herein have to be notified under the applicable merger control jurisdictions.

            (The remainder of this page is intentionally left blank.)

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        EVERGREEN SOLAR, INC.


                                        BY: /s/ Phillipp von Alvensleben
                                            ------------------------------------
                                        NAME:
                                              ----------------------------------
                                        TITLE:
                                               ---------------------------------


                                        VENTURECO GMBH


                                        BY: /s/ Michael Naschke
                                            ------------------------------------
                                        NAME:
                                              ----------------------------------
                                        TITLE:
                                               ---------------------------------

                                    EXHIBIT A

                  E INTELLECTUAL PROPERTY RIGHTS & E TECHNOLOGY

                             PART 1 -INCLUDED ITEMS

****

1.   ****

2.   ****

3.   ****

4.   ****

5.   ****

6.   ****

7.   ****.

8.   ****

9.   ****

10.  ****

11.  ****

12.  ****

13.  ****

14.  ****

15.  ****

16.  ****

17.  ****

     ****

     ****

     ****

1.   ****

2.   ****

3.   ****

4.   ****

                             PART 3 -EXCLUDED ITEMS

     [****

1.   ****

2.   ****

3.   ****

4.   ****

5.   ****

6.   ****

7.   ****

     ****

1.   ****

2.   ****

3.   ****

4.   ****

5.   ****

6.   ****

7.   ****

8.   ****

9.   ****

10.  ****

11.  ****

12.  ****

13.  ****

14.  ****

15.  ****

16.  ****

17.  ****

18.  ****

19.  ****]

                                    EXHIBIT B

                    REGISTERED E INTELLECTUAL PROPERTY RIGHTS

    ****

1.  ****

2.  ****

3.  ****

4.  ****

5.  ****

6.  ****

7.  ****

8.  ****

9.  ****

10. ****

11. ****

12. ****

13. ****

14. ****

15. ****]

                                    EXHIBIT C

                      CONTRACTS INCLUDED AS LICENSABLE E IP

[****]